Exhibit 4.39

[Form of Security]

This Capital Security is a Global Security within the meaning of the Declaration hereinafter referred to and is registered in the name of The Depository Trust Company, a New York corporation (the “Depositary”), or a nominee of the Depositary.  This Capital Security is exchangeable for Capital Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Declaration and no transfer of this Capital Security (other than a transfer of this Capital Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depository to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

Unless this Capital Security Certificate is presented by an authorized representative of the Depositary to Countrywide Capital III or its agent for registration of transfer, exchange or payment, and any Capital Security Certificate issued is registered in the name of Cede & Co. or such other name as registered by an authorized representative of the Depositary (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative to the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

CERTIFICATE NO. 1	NUMBER OF CAPITAL
SECURITIES:
CUSIP NO.	$ LIQUIDATION AMOUNT

CERTIFICATE EVIDENCING CAPITAL SECURITIES

OF

COUNTRYWIDE CAPITAL III

8.05% SUBORDINATED CAPITAL INCOME SECURITIES, SERIES A

(LIQUIDATION AMOUNT $1,000 PER SECURITY)

Countrywide Capital III, a statutory business trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that Cede & Co. (the “Holder”) is the registered owner of              securities of the Trust representing undivided beneficial ownership interests in the assets of the Trust designated the 8.05% Subordinated Capital Income Securities, Series A (liquidation amount $1,000 per Security) (the “Capital Securities”).  The Capital Securities are transferable on the register of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in the Declaration (as defined below).  The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust, dated as of June 4, 1997 (as the same may be amended from time to time (the “Declaration”), among Countrywide Credit Industries, Inc., a Delaware corporation, as Sponsor (the “Sponsor”) Eric P. Sieracki, Sandor E. Samuels and Thomas Keith McLaughlin, as Regular Trustees, The Bank of New York, a New York banking corporation, as Property Trustee, and The Bank of New York (Delaware), a Delaware corporation, as Delaware Trustee, the terms of which are incorporated by reference herein.  Capitalized terms used herein but not defined shall have the meaning given to them in the Declaration.  The Holder is entitled to the benefits of the Trust Guarantee to the extent described therein.  The Sponsor will provide a copy of the Declaration, the Trust

Guarantee and the Indenture to a Holder without charge upon written request to the Sponsor at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Capital Securities as evidence of undivided indirect beneficial ownership interests in the Debentures and the Debt Guarantee.

Capital Securities may not be acquired by any Person who is, or who in acquiring such Capital Securities is using the assets of, an ERISA Plan unless Capital Securities are acquired pursuant to and in accordance with an applicable exemption, including but not limited to:  (i) Prohibited Transaction Class Exemption 90-1 (“PTE 90-1”),  regarding investments by insurance company pooled separate accounts, (ii) Prohibited Transaction Class Exemption 91-38 (“PTE 91-38”), regarding investments by bank collective investment funds, (iii) Prohibited Transaction Class Exemption 84-14 (“PTE 84-14”), regarding transactions effected by qualified professional asset managers, (iv) Prohibited Transaction Class Exemption 96-23 (“PTE 96-23”) regarding transactions effected by in-house asset managers, or (v) Prohibited Transaction Class Exemption 95-60 (“PTE 95-60”), regarding investments by insurance company general accounts.  The acceptance of this Certificate by any Person who is, or who in acquiring this Certificate is using the assets of, an ERISA Plan shall deemed to constitute a representation by such Person to the Trust that (i) such Person is eligible for exemptive relief available pursuant to an applicable exemption, including but not limited to, PTE 90-1, PTE 91-38, PTE 84-14, PTE 96-23 or PTE 95-60 with respect to the acquisition and holding of the Capital Securities represented by this Certificate, and (ii) none of Countrywide Home Loans Inc., Countrywide Credit Industries, Inc., Countrywide Financial Services, Inc. or Countrywide Securities Corporation is a “fiduciary”, within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such Person’s interest in the Capital Securities or the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this day of

COUNTRYWIDE CAPITAL III

By:
Name:
Title: Regular Trustee

This is one of the Capital Securities referred to in the within-mentioned Declaration.

THE BANK OF NEW YORK

Dated:	By:
Name:
Title:

In connection with any transfer of this Capital Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Capital Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) two years after the later of the date of original issue and the last date on which the Sponsor or any affiliate of the Sponsor was the owner of such Capital Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

[CHECK ONE]

(1)	☐	to Countrywide Home Loans, Inc. or a subsidiary thereof; or
(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
(3)	☐	outside the United States to a “foreign person” in compliance with the Rule 904 of Regulation S under the securities Act of 1933, as amended; or
(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or
(5)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
(6)	☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustees will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (3), (4) or (6) is checked, the Sponsor or the Trustees may require, prior to registering any such transfer of the Capital Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustees or the Sponsor has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustees or Registrar shall not be obligated to register this Capital Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.8 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the
other side of this Capital Security)

Signature Guarantee:

Note:      Signature must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Capital Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Sponsor as the undersigned has requested pursuant to the Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an
executive officer

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Capital Security outside the United States as a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act and is aware that the sale to it is being made in reliance on Regulation S.

Dated:

NOTICE: To be executed by an
executive officer